STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING THE PROSPECTUS (THE "PROSPECTUS")) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-777-4594.

Free Writing Prospectus dated March 15, 2006

Popular ABS Mortgage Pass-Through Trust,
Series 2006-B
Issuing Entity

$307,243,000
(Approximate, Subject to +/- 5% Variance)

Marketing Materials

Popular ABS, Inc.
Depositor

Equity One, Inc.
Servicer and Sponsor

FRIEDMAN BILLINGS RAMSEY	RBS GREENWICH CAPITAL
Co-Lead Underwriters

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll free (800) 777-4594.

IMPORTANT NOTICE RELATING TO
AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

*****

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. In addition, this free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter will represent and agree that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Belgium

The information contained in this free writing prospectus may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This free writing prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

Hong Kong

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This free writing prospectus has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this preliminary prospectus supplement or any other document other than: (a) to “professional investors” as such term is defined in the Securities and Futures Ordinance, Cap. 571 of the laws of Hong Kong (“SFO”); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO. Offers of securities will not be and may not be made to any person in Hong Kong other than a person to whom this preliminary prospectus supplement has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above. No person to whom this free writing prospectus is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this free writing prospectus to any person.

CIRCULAR 230 DISCLOSURE
TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTER ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Contact Information

FBR		FBR		FBR
ABS Banking		ABS Trading/Syndicate		ABS Structuring
Mike Ciuffo	(703) 312-1889	Salmaan Siddiqui	(703) 469-1225	Tol Ho	(703) 312-1737
Dane Smith	(703) 312-1896			Anna Zuckerman	(703) 469-1283
David Lyle	(703) 312-1885
Chris DeMulder	(703) 312-1754
Juan Gonzalez	(703) 469-1149

F R I E D M A N    B I L L I N G S    R A M S E Y

Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 4
Preliminary Marketing Materials	March 15, 2006

Popular ABS Mortgage Pass-Through Trust,
Series 2006-B

	Principal	WAL (Years)	Payment Window	Expected Rating	Interest	Principal
Class(1)	Balance ($)	Call/Mat (4)	(Mths) Call/Mat(4)	(S&P/Moody’s)	Type	Type
A-1	$152,679,000	1.00 / 1.00	1 - 26 / 1 - 26	AAA/Aaa	Floating(2,3)	Senior Sequential
A-2	$52,396,000	3.00 / 3.00	26 - 56 / 26 - 56	AAA/Aaa	Floating(2,3)	Senior Sequential
A-3	$43,745,000	6.71 / 7.97	56 - 94 / 56 - 217	AAA/Aaa	Floating(2,3)	Senior Sequential
M-1	$23,659,000	5.26 / 5.85	41 - 94 / 41 - 186	AA/Aa2	Floating(2,3)	Subordinate
M-2	$18,026,000	5.19 / 5.74	39 - 94 / 39 - 170	A/A2	Floating(2,3)	Subordinate
M-3	$4,989,000	5.17 / 5.68	38 - 94 / 38 - 152	A/A3	Floating(2,3)	Subordinate
M-4	$4,667,000	5.16 / 5.63	38 - 94 / 38 - 145	A-/Baa1	Floating(2,3)	Subordinate
M-5	$4,185,000	5.16 / 5.58	38 - 94 / 38 - 138	BBB+/Baa2	Floating(2,3)	Subordinate
M-6	$2,897,000	5.16 / 5.53	37 - 94 / 37 - 130	BBB+/Baa3	Floating(2,3)	Subordinate
B-1	$3,058,000	Not Publicly Offered		BBB/Ba1	Floating	Subordinate
B-2	$4,185,000	Not Publicly Offered		BB+/Ba3	Floating	Subordinate
B-3	$7,402,000	Not Publicly Offered		BB-/NR	Floating	Subordinate
Total:	$321,888,000
(1)
The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates are backed by cash flows from the Mortgage Loans (as defined herein). The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 5% variance.

(2)
The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are priced to call. The margin on the Class A-1, Class A-2 and Class A-3 Certificates will be multiplied by 2 and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will be multiplied by 1.5 on any Distribution Date (as defined herein) after the Optional Termination (as defined herein) may be first exercised.

(3)	See “Net WAC Cap” herein.
(4)	See “Pricing Prepayment Speed” herein.

Depositor:	Popular ABS, Inc.

Servicer:	Equity One, Inc. (“Equity One”), an indirect subsidiary of Popular, Inc.

Co-Lead Underwriters:	Friedman, Billings, Ramsey & Co., Inc. (“FBR”) and Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Trustee/Custodian:	JPMorgan Chase Bank, N.A.

Hedge Counterparty:	[TBD].

Offered Certificates:
The Class A-1, Class A-2, and Class A-3 Certificates are collectively referred to herein as the “Senior Certificates”, “Class A” or “Class A Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are collectively referred to herein as the “Offered Subordinate Certificates.” The Class B-1, Class B-2 and Class B-3 Certificates are collectively referred to herein as the “Non-Offered Subordinate Certificates.” The Offered Subordinate Certificates and the Non-Offered Subordinate Certificates are together referred to herein as the “Subordinate Certificates.” The Senior Certificates and Offered Subordinate Certificates are collectively referred to herein as the “Offered Certificates.” The Class B-1, Class B-2 and Class B-3 Certificates will not be offered publicly.

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	March 1, 2006.

Expected Pricing Date:	On or about March [17], 2006.

F R I E D M A N    B I L L I N G S    R A M S E Y

Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 5
Preliminary Marketing Materials	March 15, 2006

Expected Closing Date:	On or about March 29, 2006.

Expected Settlement Date:	On or about March 29, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in April 2006.

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates and Non-Offered Subordinate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
The Offered Certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such offered certificates is eligible for the exemptive relief available under one of the class exemptions described in the prospectus supplement under “ERISA Considerations”

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:	With respect to each Distribution Date, the Servicer will be entitled to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans.

Trustee Fee:	With respect to each Distribution Date, the Trustee will be entitled 1/12 of 0.02% of the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Offered Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:
The Offered Certificates will be priced based on the following collateral prepayment assumptions:
FRM Loans:      100% PPC       (100% PPC: 2.00% - 20.00% CPR over 10 months, 20% thereafter)
ARM Loans:     100% PPC       (100% PPC: 28.00% CPR)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $321,888,710.94, of which: (i) approximately $86,607,867.75 consisted of fixed-rate, first lien mortgage loans (the “Fixed Rate Mortgage Loans”) and (ii) approximately $235,280,843.19 consisted of adjustable-rate, first lien mortgage loans (the “Adjustable Rate Mortgage Loans”). The Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans are collectively referred herein as the “Mortgage Loans”. See the attached collateral descriptions for additional information on the Mortgage Loans.

It is anticipated that on the Closing Date, the characteristics of the Mortgage Loans as of the Cut-Off Date will be substantially similar to the characteristics of the Mortgage Loans as described and shown herein. The aggregate principal balance of the Mortgage Loans is expected to be subject to an increase or decrease of up to 5%.

Pass-Through Rate:	The “Pass-Through Rate” on each class of Offered Certificates and Non-Offered Subordinate Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Cap.

Formula Rate:	The “Formula Rate” for each class of Offered Certificates and Non-Offered Subordinate Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such class and (ii) 14.00%.

F R I E D M A N    B I L L I N G S    R A M S E Y

Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 6
Preliminary Marketing Materials	March 15, 2006

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee rate, (ii) the Trustee Fee rate and (iii) on any Distribution Date on and after the Distribution Date in April 2016 (the 121st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity is greater than the aggregate principal balance set forth in the Final Maturity Reserve Fund Schedule for that Distribution Date, the Final Maturity Reserve Fund Addition Rate.

Net WAC Cap:
The “Net WAC Cap” with respect to each Distribution Date for the Offered Certificates and Non-Offered Subordinate Certificates is a rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the collection period for such Distribution Date, calculated on an actual/360 basis.

Net WAC Cap Carryover Amount:
If on any Distribution Date the Pass-Through Rate for a class of the Offered Certificates or the Non-Offered Subordinate Certificates is limited by the related Net WAC Cap, the “Net WAC Cap Carryover Amount” for such class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Cap and (ii) the unpaid portion of any related Net WAC Cap Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Cap Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following: 1. Excess Cashflow; 2. Overcollateralization Amount; 3. Subordination; and 4. Cap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under the “Priority of Payments.”

Overcollateralization Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Offered Certificates and Non-Offered Subordinate Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.00%. On each Distribution Date prior to the Target Overcollateralization Amount being achieved initially, Excess Cashflow will be used to build O/C to the Targeted Overcollateralization Amount. On each Distribution Date after the Distribution Date on which the Targeted Overcollateralization Amount has initially been achieved, Excess Cashflow and amounts deposited in the Cap Reserve Fund, if any, will be used to maintain O/C at the Targeted Overcollateralization Amount.

Targeted Overcollateralization Amount:
Prior to the Stepdown Date, the “Targeted Overcollateralization Amount” is equal to the sum of (a) approximately [0.50%] of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (b) the Aggregate Class B Early Distribution Amount, and (c) the aggregate amount of principal paid to the Offered Certificates and Non-Offered Certificates pursuant to clause 7) of “Priority of Payments” on all prior Distribution Dates.

On or after the Stepdown Date, the Targeted Overcollateralization Amount is the lesser of (a) the amount described in the preceding paragraph and (b) the greater of (i) the sum of (X) the excess of (x) approximately [10.10%] of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over (y) the excess of (I) the aggregate principal balance of the Class B-1, Class B-2 and Class B-3 Certificates as of the Closing Date over (II) the aggregate of distributions made in respect of principal to the Class B-1, Class B-2 and Class B-3 Certificates on all prior Distribution Dates and (Y) the aggregate amount of principal paid to the Class A Certificates and the Offered Subordinate Certificates pursuant to clause 7) of “Priority of Payments” on all prior Distribution Dates and (ii) approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. However, if a Trigger Event has occurred on the related Distribution Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the previous Distribution Date (after taking into account (i) any distributions of principal made with respect to the Class B-1, Class B-2 and Class B-3 Certificates pursuant to clauses 5) and 6) of “Priority of Payments” on the prior Distribution Date and (ii) any distributions of principal made with respect to the Offered Certificates and Non-Offered Certificates pursuant to clause 7) of “Priority of Payments” on the prior Distribution Date).

F R I E D M A N    B I L L I N G S    R A M S E Y

Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 7
Preliminary Marketing Materials	March 15, 2006

Overcollateralization Deficiency Amount
The “Overcollateralization Deficiency Amount” on any Distribution Date is the excess, if any, of (1) the Targeted Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the balance reduction on that Distribution Date of the aggregate principal balances of the Offered Certificates and Non-Offered Subordinate Certificates resulting from the payment of principal pursuant to clause 2) under the “Priority of Payments” but prior to taking into account any applied Realized Losses on that Distribution Date.

Overcollateralization Release Amount:
The “Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, is the lesser of (1) the principal remittance amount for that Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the principal remittance amount is applied as a principal payment on the Certificates on that Distribution Date, over (b) the Targeted Overcollateralization Amount for that Distribution Date. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Remaining Overcollateralization Release Amount:
The “Remaining Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect is the lesser of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” and (b) the Overcollateralization Release Amount. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Remaining Overcollateralization Release Amount will be zero.

Remaining Excess Interest:
The “Remaining Excess Interest” on any Distribution Date is the excess, if any, of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” over (b) the Remaining Overcollateralization Release Amount.

Stepdown Date:
The earlier to occur of

1.  the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and

2.  the later to occur of
a.  the Distribution Date occurring in April 2009; and
b.  the first Distribution Date on which the Senior Enhancement Percentage  is greater than or equal to [46.40]%.

Aggregate Class B Early Distribution Amount:
As of any Distribution Date, the aggregate sum of all amounts paid to the Class B-1, Class B-2 and Class B-3 Certificates on prior Distribution Dates from Remaining Overcollateralization Amount and Remaining Excess Interest pursuant to clauses 5) and 6) of “Priority of Payments”.

Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Distribution Date is equal to (a) the sum of (i) the aggregate principal balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date divided by (b) the aggregate principal balance of the Mortgage Loans as of the last day of the due period.

Expected Credit Support Percentages:	Initial Credit Support On Closing Date		Expected Credit Support On or After Stepdown Date
	Class	Percent	Class	Percent
	[Class A	22.70%	Class A	46.40%
	Class M-1	15.35%	Class M-1	31.70%
	Class M-2	9.75%	Class M-2	20.50%
	Class M-3	8.20%	Class M-3	17.40%
	Class M-4	6.75%	Class M-4	14.50%
	Class M-5	5.45%	Class M-5	11.90%
	Class M-6	4.55%	Class M-6	10.10%
	Class B-1	3.60%	Class B-1	8.20%
	Class B-2	2.30%	Class B-2	5.60%
	Class B-3	0.00%	Class B-3	1.00%]

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Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 8
Preliminary Marketing Materials	March 15, 2006

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the six month rolling average 60+ delinquency percentage equals or exceeds [34.25]% of the current Senior Enhancement Percentage or (ii) cumulative realized losses as a percentage of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date Occurring In	Percentage
April 2008 - March 2009
[1.30]% (or [1.60]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.60]% (or 1/12th of [2.00]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

April 2009 - March 2010
[2.90]% (or [3.60]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.75]% (or 1/12th of [2.10]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

April 2010 - March 2011
[4.65]% (or [5.70]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.35]% (or 1/12th of [1.70]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

April 2011- March 2012
[6.00]% (or [7.40]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [0.80]% (or 1/12th of [0.85]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

April 2012 - March 2013
[6.80]% (or [8.25]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [0.05]% (or 1/12th of [0.00]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

April 2013 and thereafter
[6.85]% (or [8.25]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses).

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance of such Mortgage Loan. The amount of such difference is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of the Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A Certificates.

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Priority of Payments:	Available funds from the Mortgage Loans will be distributed as follows:

1)
Interest funds, as follows: first, trustee fees, servicing fees, certain indemnities and other reimbursable amounts and any Final Maturity Reserve Fund Additions, second, monthly and unpaid interest to the Senior Certificates pro rata, third, monthly interest to the Class M-1 Certificates, fourth, monthly interest to the Class M-2 Certificates, fifth, monthly interest to the Class M-3 Certificates, sixth, monthly interest to the Class M-4 Certificates, seventh, monthly interest to the Class M-5 Certificates, eighth, monthly interest to the Class M-6 Certificates, ninth monthly interest to the Class B-1 Certificates, tenth monthly interest to the Class B-2 Certificates and eleventh monthly interest to the Class B-3 Certificates.

2)
Principal funds, as follows: monthly principal to the Senior Certificates as described under “Principal Paydown”, then monthly principal to the Class M-1 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-2 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-3 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-4 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-5 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-6 Certificates as described under “Principal Paydown”, then monthly principal to the Class B-1 Certificates as described under “Principal Paydown”, then monthly principal to the Class B-2 Certificates as described under “Principal Paydown”, and lastly, monthly principal to the Class B-3 Certificates as described under “Principal Paydown.”

	3)	Excess Cashflow in the following order:

		a)	any remaining unpaid interest to the Senior Certificates pro rata.
		b)	as principal to the Offered Certificates and Non-Offered Subordinate Certificates to build or maintain O/C as described under “Principal Paydown”.
		c)	any previously unpaid interest to the Class M-1 Certificates.
		d)	any unpaid applied Realized Loss amount to the Class M-1 Certificates.
		e)	any previously unpaid interest to the Class M-2 Certificates.
		f)	any unpaid applied Realized Loss amount to the Class M-2 Certificates.
		g)	any previously unpaid interest to the Class M-3 Certificates.
		h)	any unpaid applied Realized Loss amount to the Class M-3 Certificates.
		i)	any previously unpaid interest to the Class M-4 Certificates.
		j)	any unpaid applied Realized Loss amount to the Class M-4 Certificates.
		k)	any previously unpaid interest to the Class M-5 Certificates.
		l)	any unpaid applied Realized Loss amount to the Class M-5 Certificates.
		m)	any previously unpaid interest to the Class M-6 Certificates.
		n)	any unpaid applied Realized Loss amount to the Class M-6 Certificates.
		o)	any previously unpaid interest to the Class B-1 Certificates.
		p)	any unpaid applied Realized Loss amount to the Class B-1 Certificates.
		q)	any previously unpaid interest to the Class B-2 Certificates.
		r)	any unpaid applied Realized Loss amount to the Class B-2 Certificates.
		s)	any previously unpaid interest to the Class B-3 Certificates.
		t)	any unpaid applied Realized Loss amount to the Class B-3 Certificates.

4)
Any remaining Excess Cashflow to pay any unpaid Net WAC Cap Carryover Amount payable to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, based upon entitlement of each such class (after taking into account payments from the Yield Maintenance Agreement).

5)
Any remaining Excess Cashflow to pay the Remaining Overcollateralization Release Amount sequentially to the Class B-1 as principal until its principal balance has been reduced to zero, to the Class B-2 as principal until its principal balance has been reduced to zero and to the Class B-3 as principal until its principal balance has been reduced to zero.

6)
Any remaining Excess Cashflow to pay the Remaining Excess Interest sequentially to the Class B-3 as principal until its principal balance has been reduced to zero, the Class B-2 as principal until its principal balance has been reduced to zero and the Class B-1 as principal until its principal balance has been reduced to zero.

7)
Any remaining Excess Cashflow, on each Distribution Date on and after the Distribution Date in April 2026 (the 241st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity as of the end of the related Due Period is (i) greater than the Overcollateralization Amount (calculated after taking into account all payments of principal on such Distribution Date) and (ii) less than the aggregate principal balance set forth in the Final Maturity Reserve Fund Schedule (as defined herein) for that Distribution Date, to pay principal sequentially in the following order of priority: i) to the Class A-1 Certificates, ii) to the Class A-2 Certificates, iii) to the Class A-3 Certificates, iv) to the Class M-1 Certificates, v) to the Class M-2 Certificates, vi) to the Class M-3 Certificates, vii) to the Class M-4 Certificates, viii) to the Class M-5 Certificates, ix) to the Class M-6 Certificates, x) to the Class B-1 Certificates, xi) to the Class B-2 Certificates, and then xii) to the Class B-3 Certificates, in each case until the respective principal balances thereof have been reduced to zero.

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	8)	Any remaining Excess Cashflow to the non-offered certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates) as described in the pooling agreement.
Principal Paydown:
1)
Prior to the Stepdown Date or if a Trigger Event is in effect, principal will be paid sequentially in numerical order, to the Senior Certificates; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata. After the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class B-1 Certificates, viii) the Class B-2 Certificates, and then ix) the Class B-3 Certificates, in each case until the respective principal balances thereof have been reduced to zero.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all of the Offered Certificates and the Class B-1, Class B-2 and Class B-3 Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates sequentially in numerical order, such that the Senior Certificates will have at least [46.40]% credit enhancement; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least [31.70]% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least [20.50]% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least [17.40]% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least [14.50]% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least [11.90]% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least [10.10]% credit enhancement, eighth to the Class B-1 Certificates such that the Class B-1 Certificates will have at least [8.20]% credit enhancement, ninth to the Class B-2 Certificates such that the Class B-2 Certificates will have at least [5.60]% credit enhancement, and tenth, to the Class B-3 Certificates such that the Class B-3 Certificates will have at least [1.00]% credit enhancement (subject, in each case, to any overcollateralization floors).

Cap Reserve Fund:	The payments received pursuant to the Cap Agreement shall be deposited into the Cap Reserve Fund. Funds in the Cap Reserve Fund shall be distributed on each Distribution Date as follows:

	1)	first, to the Class A Certificates, pro rata, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”;

2)
second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”;

3)
third, as principal, on any Distribution Date after the first Distribution Date on which the Overcollateralization Amount equaled or exceeded the Targeted Overcollateralization Amount, to the Offered Certificates and Non-Offered Subordinate Certificates, any Overcollateralization Deficiency Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3)(b) of the “Priority of Payments” to be distributed as described under “Principal Paydown;”

4)
fourth, to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (4) of the “Priority of Payments”;

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5)
fifth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay any unpaid applied Realized Loss amounts to such class to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”; and

6)
sixth, any remaining amounts in the Cap Reserve Fund to the Class X Certificate as described in the pooling agreement, provided however, that on any Distribution Date on which there is a payment under the Cap Agreement based on a notional balance in excess of the aggregate class certificate balance of the Offered Certificates and the Non-Offered Subordinate Certificates, the amount representing such excess payment, to the extent not otherwise distributed pursuant to clauses 1) through 5) of this Cap Reserve Fund, shall be distributed to the Trustee as additional compensation.

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Final Maturity Reserve Fund:
On each Distribution Date on and after the Distribution Date in April 2016 (the 121st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related Due Period is greater than the aggregate principal balance set forth in the table below (the “Final Maturity Reserve Fund Schedule”), for that Distribution Date, a portion of the interest funds equal to 1/12 of [0.09]% (the “Final Maturity Reserve Fund Addition Rate”) of the total principal balance of the Mortgage Loans, to the extent available after payment of certain fees and expenses of the trust but before payment of interest on the Offered Certificates and Non-Offered Certificates (the “Final Maturity Reserve Fund Additions”), will be deposited in the Final Maturity Reserve Fund maintained by the Trustee. On the earlier of (i) the final scheduled distribution date and (ii) the termination of the issuing entity, any amounts on deposit in the Final Maturity Reserve Fund will be applied as payment of principal or interest with respect to the Offered Certificates and Non-Offered Certificates.

Period	Notional Balance ($)	Period	Notional B alance ($)	Period	Notional Balance ($)	Period	Notional Balance ($)
121	6,462,751	181	2,809,744	241	1,198,872	301	491,849
122	6,374,254	182	2,770,666	242	1,181,678	302	484,333
123	6,286,952	183	2,732,119	243	1,164,719	303	476,922
124	6,200,830	184	2,694,094	244	1,147,991	304	469,612
125	6,115,872	185	2,656,584	245	1,131,491	305	462,403
126	6,032,062	186	2,619,583	246	1,115,216	306	455,294
127	5,949,385	187	2,583,084	247	1,099,164	307	448,283
128	5,867,825	188	2,547,079	248	1,083,330	308	441,368
129	5,787,367	189	2,511,563	249	1,067,712	309	434,549
130	5,707,997	190	2,476,529	250	1,052,308	310	427,824
131	5,629,700	191	2,441,970	251	1,037,114	311	421,192
132	5,552,461	192	2,407,880	252	1,022,127	312	414,652
133	5,476,266	193	2,374,252	253	1,007,344	313	408,201
134	5,401,101	194	2,341,080	254	992,764	314	401,840
135	5,326,952	195	2,308,358	255	978,383	315	395,567
136	5,253,806	196	2,276,081	256	964,198	316	389,381
137	5,181,649	197	2,244,241	257	950,207	317	383,280
138	5,110,467	198	2,212,834	258	936,407	318	377,264
139	5,040,248	199	2,181,852	259	922,796	319	371,331
140	4,970,978	200	2,151,292	260	909,370	320	365,480
141	4,902,645	201	2,121,146	261	896,128	321	359,710
142	4,835,237	202	2,091,409	262	883,068	322	354,020
143	4,768,739	203	2,062,076	263	870,185	323	348,409
144	4,703,142	204	2,033,141	264	857,479	324	342,875
145	4,638,431	205	2,004,600	265	844,947	325	337,419
146	4,574,596	206	1,976,445	266	832,586	326	332,038
147	4,511,624	207	1,948,674	267	820,395	327	326,731
148	4,449,504	208	1,921,279	268	808,370	328	321,498
149	4,388,224	209	1,894,257	269	796,509	329	316,338
150	4,327,773	210	1,867,601	270	784,811	330	311,250
151	4,268,141	211	1,841,308	271	773,274	331	306,232
152	4,209,315	212	1,815,372	272	761,894	332	301,284
153	4,151,285	213	1,789,789	273	750,670	333	296,405
154	4,094,040	214	1,764,553	274	739,600	334	291,593
155	4,037,570	215	1,739,660	275	728,681	335	286,849
156	3,981,864	216	1,715,106	276	717,912	336	282,170
157	3,926,912	217	1,690,885	277	707,291	337	277,557
158	3,872,704	218	1,666,994	278	696,815	338	273,008
159	3,819,229	219	1,643,427	279	686,483	339	268,522
160	3,766,478	220	1,620,181	280	676,293	340	264,098
161	3,714,442	221	1,597,251	281	666,242	341	259,737
162	3,663,110	222	1,574,633	282	656,330	342	255,436
163	3,612,472	223	1,552,323	283	646,553	343	251,195
164	3,562,521	224	1,530,316	284	636,911	344	247,013
165	3,513,245	225	1,508,608	285	627,400	345	242,890
166	3,464,637	226	1,487,196	286	618,021	346	238,824
167	3,416,687	227	1,466,076	287	608,770	347	234,815
168	3,369,387	228	1,445,242	288	599,646	348	230,862
169	3,322,727	229	1,424,693	289	590,648	349	226,965
170	3,276,699	230	1,404,423	290	581,773	350	223,122
171	3,231,294	231	1,384,429	291	573,020	351	219,332
172	3,186,505	232	1,364,707	292	564,388	352	215,596
173	3,142,322	233	1,345,254	293	555,874	353	211,912
174	3,098,738	234	1,326,066	294	547,477	354	208,279
175	3,055,744	235	1,307,139	295	539,196	355	204,698
176	3,013,333	236	1,288,470	296	531,029	356	201,167
177	2,971,496	237	1,270,055	297	522,974	357	197,685
178	2,930,227	238	1,251,891	298	515,030	358	194,252
179	2,889,516	239	1,233,975	299	507,196	359	190,867
180	2,849,358	240	1,216,303	300	499,469	360	187,530

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Cap Agreement:
On the Closing Date, the Trustee will enter into a hedge agreement with the Hedge Counterparty for the benefit of the Offered Certificates and the Non-Offered Subordinate Certificates (the “Cap Agreement”). The Hedge Counterparty will be obligated to make monthly payments to the Trustee equal to the product of (x) the amount if any, by which one-month LIBOR exceeds the related strike rate for such Distribution Date, accrued over the related interest accrual period and (y) the related notional balance for such Distribution Date. The Cap Agreement will terminate after the Distribution Date in March 2011. Any payments received from the Cap Agreement will be deposited in the Cap Reserve Fund and distributed as specified in the Cap Reserve Fund. The expected strike rate and notional balance for each payment are set forth in the table below.

Period	Notional Balance ($)	Cap Strike (%)	Period	Notional Balance ($)	Cap Strike (%)
1	320,280,000.00	4.7956	31	58,118,386.38	5.8970
2	311,600,930.46	4.7956	32	56,790,542.57	5.8935
3	303,211,859.08	4.7956	33	55,493,419.49	5.8887
4	294,926,838.38	4.7956	34	54,226,290.01	5.8850
5	286,656,123.46	4.7956	35	52,989,337.14	5.8807
6	278,477,158.37	4.7956	36	51,781,019.82	5.9494
7	270,345,845.20	4.7956	37	47,086,465.11	5.9496
8	262,223,630.85	4.7956	38	46,040,596.20	5.9493
9	254,208,312.83	4.7956	39	45,018,022.98	5.9475
10	246,335,199.74	4.7956	40	44,018,219.72	5.9462
11	238,716,445.84	4.7956	41	43,040,672.83	5.9457
12	231,311,224.86	4.7956	42	42,084,880.55	5.9440
13	224,016,109.93	4.7956	43	41,150,352.65	5.9424
14	217,019,046.19	4.7956	44	40,236,610.25	5.9414
15	210,187,062.84	4.7956	45	39,343,185.41	5.9396
16	203,575,278.76	4.7956	46	38,469,620.99	5.9390
17	197,119,275.12	4.7956	47	37,615,470.34	5.9388
18	190,870,850.72	4.7956	48	36,780,297.06	5.9679
19	184,796,363.69	4.7956	49	35,963,674.77	5.9683
20	178,862,414.09	4.7956	50	35,165,186.85	5.9676
21	173,080,846.68	4.7956	51	34,384,426.25	5.9668
22	167,434,646.59	4.7956	52	33,620,995.21	5.9656
23	161,957,229.34	4.7956	53	32,874,505.09	5.9650
24	156,510,126.72	4.7956	54	32,144,576.12	5.9640
25	66,773,657.66	5.9212	55	31,430,837.23	5.9632
26	65,245,166.78	5.9171	56	30,732,925.81	5.9620
27	63,752,158.58	5.9135	57	30,050,487.52	5.9602
28	62,293,789.37	5.9092	58	29,382,896.38	5.9595
29	60,869,236.19	5.9061	59	28,729,963.44	5.9581
30	59,477,696.25	5.9012	60	28,091,892.60	5.9667

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Information with respect to the Mortgage Loans expected to be included in the mortgage pool is set forth below. Prior to the Closing Date mortgage loans may be removed from the mortgage pool and other loans may be substituted therefore. The Depositor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of each loan group as they will be constituted at the Closing Date, although some characteristics of the mortgage loans in the mortgage pool may vary.

Aggregate Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Cut-off Date Principal Balance	$321,888,710.94	$25,190.26	$1,000,000.00
Average Cut-off Date Principal Balance	$186,602.15
Number of Mortgage Loans	1,725

Weighted Average Mortgage Rate	8.172%	5.750%	12.250%
Weighted Average FICO Score	611	500	808
Weighted Average Original Loan-to-Value	80.78%	9.00%	100.00%

Weighted Average Original Term to Maturity	371 months	120 months	480 months
Weighted Average Remaining Term to Maturity	369 months	119 months	480 months
Weighted Average Seasoning	2 months	0 months	13 months

Weighted Average Gross Margin	6.713%	3.350%	10.990%
Weighted Average Minimum Interest Rate	8.086%	4.560%	10.800%
Weighted Average Maximum Interest Rate	14.297%	11.750%	20.490%
Weighted Average Initial Rate Cap	2.902%	1.000%	3.000%
Weighted Average Periodic Rate Cap	1.295%	1.000%	2.000%
Weighted Average Months to Roll	24 months	13 months	60 months

Maturity Date		February 1, 2016	March 1, 2046
Maximum Zip Code Concentration	20906	0.50%

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Cut-Off Date Principal Balances — Aggregate Mortgage Loans

Cut-off Date Principal Balance ($)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
0.01 - 50,000.00	41	$1,679,138.82	0.52%	9.491%	348	75.95%	613
50,000.01 - 100,000.00	361	27,477,542.76	8.54	8.861	357	80.83	607
100,000.01 - 150,000.00	426	53,059,234.14	16.48	8.396	362	81.94	607
150,000.01 - 200,000.00	314	55,132,812.93	17.13	8.281	363	80.15	606
200,000.01 - 250,000.00	191	42,760,578.90	13.28	8.103	366	79.38	607
250,000.01 - 300,000.00	130	35,735,516.21	11.10	7.848	375	78.88	609
300,000.01 - 350,000.00	87	28,255,971.27	8.78	8.009	376	80.48	609
350,000.01 - 400,000.00	63	23,489,899.80	7.30	7.931	382	82.34	619
400,000.01 - 450,000.00	61	26,265,147.58	8.16	7.939	372	83.25	630
450,000.01 - 500,000.00	22	10,411,768.63	3.23	8.093	380	82.22	622
500,000.01 - 550,000.00	11	5,711,536.87	1.77	7.382	391	78.09	648
550,000.01 - 600,000.00	7	3,996,484.48	1.24	7.860	359	73.00	588
600,000.01 - 650,000.00	2	1,210,514.27	0.38	7.944	416	82.45	612
650,000.01 - 700,000.00	3	1,997,752.61	0.62	7.348	399	87.32	631
700,000.01 - 750,000.00	4	2,895,039.70	0.90	8.155	357	89.84	641
800,000.01 - 850,000.00	1	809,771.97	0.25	8.060	479	90.00	603
950,000.01 - 1,000,000.00	1	1,000,000.00	0.31	8.770	360	78.43	504
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

The average Cut-off Date Principal Balance is approximately $186,602.15.

Mortgage Rates — Aggregate Mortgage Loans

Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
5.500 - 5.999	6	$1,364,489.57	0.42%	5.903%	357	64.87%	599
6.000 - 6.499	29	8,559,880.60	2.66	6.291	370	70.36	624
6.500 - 6.999	131	34,918,538.47	10.85	6.823	373	75.02	611
7.000 - 7.499	146	31,310,196.71	9.73	7.280	371	77.09	627
7.500 - 7.999	322	66,337,088.73	20.61	7.789	374	79.77	617
8.000 - 8.499	304	57,159,016.72	17.76	8.261	372	81.94	609
8.500 - 8.999	385	67,990,229.50	21.12	8.754	365	84.23	610
9.000 - 9.499	202	28,090,010.06	8.73	9.250	361	85.07	597
9.500 - 9.999	140	20,435,002.19	6.35	9.714	361	84.13	595
10.000 - 10.499	35	3,325,290.98	1.03	10.228	359	82.48	604
10.500 - 10.999	18	2,001,171.84	0.62	10.697	381	83.14	591
11.000 - 11.499	3	142,823.25	0.04	11.207	359	86.63	624
11.500 - 11.999	3	177,036.30	0.05	11.838	359	73.76	593
12.000 - 12.499	1	77,936.02	0.02	12.250	357	20.00	624
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

The weighted average Mortgage Rate is approximately 8.172%.

F R I E D M A N    B I L L I N G S    R A M S E Y

Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 16
Preliminary Marketing Materials	March 15, 2006

FICO Scores — Aggregate Mortgage Loans

FICO Score	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
500 - 524	78	$14,063,884.65	4.37%	8.864%	365	72.18%	513
525 - 549	171	29,026,557.33	9.02	8.407	360	76.60	537
550 - 574	241	46,682,635.34	14.50	8.180	367	77.79	563
575 - 599	295	54,468,111.02	16.92	8.142	367	78.66	587
600 - 624	297	50,649,880.27	15.74	8.172	373	81.15	611
625 - 649	250	48,617,008.41	15.10	8.007	373	83.18	637
650 - 674	184	35,430,220.35	11.01	8.098	372	85.15	661
675 - 699	116	23,488,593.74	7.30	8.026	366	84.68	685
700 - 724	54	11,819,644.10	3.67	8.143	375	88.27	711
725 - 749	18	3,324,582.82	1.03	8.132	384	87.03	736
750 - 774	16	3,127,053.67	0.97	8.022	358	82.09	763
775 - 799	3	708,454.61	0.22	7.658	359	79.64	789
800 - 824	2	482,084.63	0.15	8.500	339	86.21	807
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

The weighted average FICO score at the time of origination is approximately 611.

Original Loan-to-Value Ratios — Aggregate Mortgage Loans

Original Loan-to-Value (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
0.00 - 49.99	44	$6,592,881.46	2.05%	7.991%	361	35.29%	595
50.00 - 54.99	32	5,258,999.86	1.63	7.747	371	52.15	588
55.00 - 59.99	35	6,985,733.28	2.17	7.564	375	57.59	580
60.00 - 64.99	68	12,715,934.28	3.95	7.792	373	62.63	587
65.00 - 69.99	52	10,975,750.31	3.41	7.770	369	67.67	588
70.00 - 74.99	100	18,425,815.35	5.72	7.669	360	72.04	587
75.00 - 79.99	185	39,236,501.16	12.19	8.005	367	77.31	585
80.00 - 80.00	429	81,723,804.04	25.39	7.958	373	80.00	624
80.01 - 84.99	72	13,644,166.68	4.24	8.253	371	82.66	590
85.00 - 89.99	228	42,308,628.80	13.14	8.434	363	86.52	608
90.00 - 94.99	308	51,797,526.04	16.09	8.575	371	90.45	615
95.00 - 99.99	45	10,367,913.72	3.22	8.598	376	96.12	645
100.00	127	21,855,055.96	6.79	8.757	363	100.00	665
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

The weighted average Original Loan-to-Value ratio is approximately 80.78%.

F R I E D M A N    B I L L I N G S    R A M S E Y

Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 17
Preliminary Marketing Materials	March 15, 2006

Original Terms to Maturity — Aggregate Mortgage Loans

Original Term to Maturity (Months)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
120	1	$81,298.91	0.03%	7.310%	119	78.00%	660
180	16	1,810,755.29	0.56	8.834	178	85.01	624
240	8	1,083,868.65	0.34	8.191	238	80.28	611
300	3	579,230.28	0.18	8.051	299	97.36	613
336	3	285,534.94	0.09	8.872	335	91.47	579
360	1,567	283,958,369.55	88.22	8.200	358	80.69	610
480	127	34,089,653.32	10.59	7.903	478	80.93	621
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

The weighted average original term to maturity is approximately 371 months.

Remaining Terms to Maturity — Aggregate Mortgage Loans

Remaining Term to Maturity (Months)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
61 - 120	1	$81,298.91	0.03%	7.310%	119	78.00%	660
121 - 180	16	1,810,755.29	0.56	8.834	178	85.01	624
181 - 240	8	1,083,868.65	0.34	8.191	238	80.28	611
241 - 300	3	579,230.28	0.18	8.051	299	97.36	613
301 - 360	1,570	284,243,904.49	88.31	8.201	358	80.70	610
421 - 480	127	34,089,653.32	10.59	7.903	478	80.93	621
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

The weighted average remaining term to maturity is approximately 369  months.

Rate Type — Aggregate Mortgage Loans

Rate Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
Adjustable Rate Non-Balloon	1,097	$210,086,458.02	65.27%	8.169%	375	81.11%	607
Fixed Rate Non-Balloon	491	78,844,970.48	24.49	8.218	358	79.96	619
Adjustable Rate Balloon	102	25,194,385.17	7.83	8.077	358	81.33	617
Fixed Rate Balloon	35	7,762,897.27	2.41	8.106	351	78.30	620
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

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Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 18
Preliminary Marketing Materials	March 15, 2006

Product Type — Aggregate Mortgage Loans

Product Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
2/28 6 Mo LIBOR	791	$132,325,290.15	41.11%	8.460%	358	83.04%	607
2/28 6 Mo LIBOR 40/30 Balloon	89	21,227,464.09	6.59	8.102	358	81.36	618
2/28 6 Mo LIBOR 60 Mo IO	122	30,746,805.37	9.55	7.293	355	75.46	588
2/38 6 Mo LIBOR	99	26,596,812.77	8.26	7.858	478	80.65	615
3/27 6 Mo LIBOR	29	7,133,673.80	2.22	8.177	357	77.29	621
3/27 6 Mo LIBOR 40/30 Balloon	2	451,390.92	0.14	8.698	357	69.11	550
3/27 6 Mo LIBOR 60 Mo IO	7	2,237,432.15	0.70	6.849	355	71.74	616
3/37 6 Mo LIBOR	3	983,358.59	0.31	7.563	478	71.91	631
5/25 6 Mo LIBOR	32	5,166,906.16	1.61	8.629	358	77.06	610
5/25 6 Mo LIBOR 40/30 Balloon	11	3,515,530.16	1.09	7.841	359	82.75	616
5/25 6 Mo LIBOR 60 Mo IO	2	1,018,000.00	0.32	6.909	358	74.84	619
5/25 6 Mo LIBOR 84 Mo IO	3	1,195,940.00	0.37	7.858	360	88.44	673
5/35 6 Mo LIBOR	9	2,682,239.03	0.83	7.976	478	83.94	649
Fixed Rate 10 Year	1	81,298.91	0.03	7.310	119	78.00	660
Fixed Rate 15 Year	13	1,517,366.20	0.47	8.713	178	88.08	619
Fixed Rate 20 Year	8	1,083,868.65	0.34	8.191	238	80.28	611
Fixed Rate 25 Year	3	579,230.28	0.18	8.051	299	97.36	613
Fixed Rate 28 Year	3	285,534.94	0.09	8.872	335	91.47	579
Fixed Rate 30 Year	441	70,432,188.41	21.88	8.220	358	79.44	618
Fixed Rate 30 Year 60 Mo IO	6	1,038,240.16	0.32	7.270	356	78.81	618
Fixed Rate 40 Year	16	3,827,242.93	1.19	8.255	478	83.05	644
Fixed Rate Balloon 30/15 Year	3	293,389.09	0.09	9.463	179	69.14	651
Fixed Rate Balloon 40/30 Year	32	7,469,508.18	2.32	8.053	358	78.66	619
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

Amortization Type — Aggregate Mortgage Loans

Amortization Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
Non-Interest Only	1,585	$285,652,293.26	88.74%	8.286%	371	81.42%	613
Interest Only	140	36,236,417.68	11.26	7.273	355	75.73	594
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

Interest Only Terms — Aggregate Mortgage Loans

Interest Only Term (Months)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
N/A	1,585	$285,652,293.26	88.74%	8.286%	371	81.42%	613
60	137	35,040,477.68	10.89	7.253	355	75.30	591
84	3	1,195,940.00	0.37	7.858	360	88.44	673
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

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Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 19
Preliminary Marketing Materials	March 15, 2006

Prepayment Penalty Original Term — Aggregate Mortgage Loans

Prepayment Penalty Original Term (Months)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
N/A	517	$91,832,831.64	28.53%	8.423%	362	83.54%	620
6	1	133,849.81	0.04	8.000	354	80.00	577
12	88	23,369,690.69	7.26	8.200	380	75.46	607
24	667	123,021,363.44	38.22	8.065	376	80.72	600
30	5	929,478.92	0.29	8.057	317	87.18	622
36	361	62,442,033.21	19.40	8.090	358	79.35	619
48	1	212,862.78	0.07	8.200	359	75.00	589
60	85	19,946,600.45	6.20	7.910	378	78.96	621
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

Lien Position — Aggregate Mortgage Loans

Lien Position	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
First Lien	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

Documentation Type — Aggregate Mortgage Loans

Documentation Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
Full Doc	1,142	$196,803,373.21	61.14%	8.072%	368	80.76%	602
SI	425	91,603,182.98	28.46	8.356	371	79.53	628
AIV	145	31,253,703.37	9.71	8.345	369	84.71	616
Lite Doc	13	2,228,451.38	0.69	7.102	345	78.64	679
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

Loan Purpose — Aggregate Mortgage Loans

Loan Purpose	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
Cash Out Refinance	1,197	$227,041,081.01	70.53%	8.129%	368	79.46%	601
Purchase	371	69,318,912.11	21.54	8.313	370	84.13	642
Rate/Term Refinance	157	25,528,717.82	7.93	8.172	371	83.45	615
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

F R I E D M A N    B I L L I N G S    R A M S E Y

Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 20
Preliminary Marketing Materials	March 15, 2006

Property Type — Aggregate Mortgage Loans

Property Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
Single Family	1,540	$283,665,562.93	88.13%	8.156%	369	80.90%	608
Duplex	75	17,280,261.33	5.37	8.305	363	80.41	632
Condominium	55	9,747,391.35	3.03	8.168	365	80.66	622
Triplex	22	5,704,652.41	1.77	8.216	374	75.44	643
Townhouse	14	2,980,546.98	0.93	8.629	379	82.79	612
Quadruplex	6	1,289,697.03	0.40	8.482	359	77.86	657
Row Home	13	1,220,598.91	0.38	8.584	359	82.98	615
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

Occupancy Type — Aggregate Mortgage Loans

Occupancy Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
Primary	1,545	$294,870,209.88	91.61%	8.130%	370	80.87%	607
Investor Non-owner	160	23,593,597.80	7.33	8.650	363	79.49	656
Second Home	20	3,424,903.26	1.06	8.547	358	81.99	655
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

Credit Grades — Aggregate Mortgage Loans

Credit Grade	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
A	1,046	$197,816,972.97	61.46%	8.086%	371	83.54%	644
B	211	38,992,951.42	12.11	8.147	371	77.70	580
C	468	85,078,786.55	26.43	8.385	363	75.78	548
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

F R I E D M A N    B I L L I N G S    R A M S E Y

Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 21
Preliminary Marketing Materials	March 15, 2006

Geographic Location of Mortgaged Properties — Aggregate Mortgage Loans

Geographic Location	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
California	160	$47,803,559.08	14.85%	7.473%	391	74.86%	601
Florida	140	26,202,237.80	8.14	8.095	366	79.18	608
New Jersey	92	22,743,344.96	7.07	8.354	363	83.31	627
New York	72	21,864,405.70	6.79	8.194	361	74.44	610
Maryland	90	21,437,120.91	6.66	7.929	370	78.63	611
North Carolina	108	18,722,475.65	5.82	8.618	359	85.37	606
Pennsylvania	144	18,514,038.88	5.75	8.474	362	84.38	605
Illinois	88	18,434,602.13	5.73	8.353	382	81.04	626
Michigan	109	13,200,330.10	4.10	8.843	363	81.54	614
Virginia	59	12,161,460.50	3.78	8.287	362	83.22	609
Georgia	58	11,239,190.55	3.49	8.207	375	86.92	627
Arizona	54	10,760,609.51	3.34	7.691	377	77.23	606
South Carolina	43	6,797,143.22	2.11	8.390	355	84.03	591
Ohio	66	6,570,263.96	2.04	8.559	360	83.15	621
Massachusetts	20	5,765,651.74	1.79	8.050	377	81.31	620
Wisconsin	38	5,751,556.07	1.79	8.365	359	86.00	641
Missouri	43	5,128,099.75	1.59	8.546	366	86.97	620
Indiana	45	4,671,009.04	1.45	8.624	358	85.68	617
Connecticut	24	4,290,052.34	1.33	8.294	362	78.80	597
Minnesota	19	3,616,386.70	1.12	8.316	358	84.62	606
Nevada	14	3,535,206.54	1.10	7.683	368	77.27	594
Washington	14	3,250,053.82	1.01	8.192	373	79.75	574
Tennessee	27	3,238,394.71	1.01	8.119	339	84.17	616
Delaware	19	2,856,564.16	0.89	8.211	359	83.79	618
Texas	19	2,602,134.55	0.81	7.902	357	87.13	629
South Dakota	19	2,544,974.96	0.79	8.608	359	89.56	626
Kansas	20	2,399,159.66	0.75	8.552	363	88.78	597
New Mexico	10	2,022,970.47	0.63	8.076	319	83.53	625
Iowa	21	1,897,674.98	0.59	8.763	365	83.19	591
Oregon	9	1,606,578.79	0.50	8.213	393	79.52	600
Idaho	11	1,451,047.83	0.45	8.459	384	79.67	610
Nebraska	14	1,349,714.52	0.42	8.891	349	86.97	581
Kentucky	11	1,288,659.99	0.40	8.487	358	88.05	635
Rhode Island	7	1,256,990.27	0.39	7.891	375	72.38	591
Maine	7	1,080,530.04	0.34	8.795	359	82.53	586
Colorado	7	1,012,062.57	0.31	8.219	364	84.30	614
Alabama	7	747,977.48	0.23	8.218	355	80.82	608
Oklahoma	7	584,964.66	0.18	8.633	336	89.58	600
New Hampshire	3	480,476.08	0.15	8.846	359	82.83	579
Utah	2	379,243.62	0.12	8.337	357	82.78	594
Montana	1	224,874.78	0.07	8.910	359	94.14	631
Arkansas	2	192,507.91	0.06	8.430	358	83.22	609
Wyoming	1	156,409.96	0.05	8.750	359	88.57	592
North Dakota	1	56,000.00	0.02	10.070	360	100.00	622
Total	1,725	$321,888,710.94	100.00%	8.172%	369	80.78%	611

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Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 22
Preliminary Marketing Materials	March 15, 2006

Gross Margins — Adjustable Rate Mortgage Loans

Gross Margin (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
3.000 - 3.499	1	$195,833.13	0.08%	10.200%	358	89.91%	615
3.500 - 3.999	1	318,543.92	0.14	8.550	478	84.99	578
4.500 - 4.999	4	924,562.20	0.39	7.392	446	79.33	633
5.000 - 5.499	80	13,350,477.01	5.67	8.540	361	82.42	624
5.500 - 5.999	71	12,811,679.57	5.45	8.083	359	79.99	590
6.000 - 6.499	77	18,220,454.08	7.74	7.101	382	72.97	602
6.500 - 6.999	686	129,749,827.00	55.15	8.147	371	83.70	611
7.000 - 7.499	81	18,032,951.45	7.66	7.973	380	76.27	606
7.500 - 7.999	112	25,399,556.00	10.80	8.380	380	76.22	603
8.000 - 8.499	46	9,341,578.39	3.97	8.911	374	82.64	594
8.500 - 8.999	27	4,798,645.05	2.04	9.228	390	82.23	596
9.000 - 9.499	9	1,371,297.24	0.58	9.452	389	82.93	601
9.500 - 9.999	2	455,680.65	0.19	9.192	422	85.42	660
10.000 - 10.499	1	71,579.29	0.03	11.950	359	80.00	663
10.500 - 10.999	1	238,178.21	0.10	7.990	358	85.18	604
Total	1,199	$235,280,843.19	100.00%	8.159%	373	81.14%	608

The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 6.713%.

Minimum Mortgage Rate —Adjustable Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
4.500 - 4.999	1	$115,030.19	0.05%	7.550%	358	80.00%	668
5.000 - 5.499	1	93,353.72	0.04	6.600	358	80.00	620
5.500 - 5.999	11	1,863,445.16	0.79	6.292	356	70.65	587
6.000 - 6.499	29	7,267,584.70	3.09	6.576	372	71.99	597
6.500 - 6.999	109	29,007,593.11	12.33	6.943	374	74.51	606
7.000 - 7.499	103	22,353,354.64	9.50	7.352	379	77.40	620
7.500 - 7.999	231	48,721,940.48	20.71	7.881	379	79.88	614
8.000 - 8.499	219	42,812,850.20	18.20	8.297	375	82.67	608
8.500 - 8.999	265	48,823,069.85	20.75	8.769	369	85.10	611
9.000 - 9.499	125	18,586,656.24	7.90	9.256	365	86.22	593
9.500 - 9.999	84	13,378,245.74	5.69	9.714	362	85.77	588
10.000 - 10.499	17	1,531,731.11	0.65	10.317	358	81.95	609
10.500 - 10.999	4	725,988.05	0.31	10.656	433	89.68	588
Total	1,199	$235,280,843.19	100.00%	8.159%	373	81.14%	608

The weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 8.086%.

F R I E D M A N    B I L L I N G S    R A M S E Y

Popular ABS Mortgage Pass-Through Trust, Series 2006-B	Page 23
Preliminary Marketing Materials	March 15, 2006

Maximum Mortgage Rate —Adjustable Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
11.500 - 11.999	5	$1,219,189.57	0.52%	5.900%	357	66.31%	579
12.000 - 12.499	17	4,612,531.75	1.96	6.319	380	68.86	588
12.500 - 12.999	93	25,063,162.44	10.65	6.817	377	74.42	604
13.000 - 13.499	110	23,671,591.70	10.06	7.365	378	78.42	621
13.500 - 13.999	210	44,110,460.30	18.75	7.808	381	80.01	613
14.000 - 14.499	181	37,188,736.58	15.81	8.177	378	82.72	608
14.500 - 14.999	253	48,145,543.48	20.46	8.656	369	85.72	611
15.000 - 15.499	146	22,269,901.77	9.47	8.993	363	84.38	599
15.500 - 15.999	114	18,101,454.11	7.69	9.351	362	81.77	603
16.000 - 16.499	37	4,818,702.81	2.05	9.579	358	80.90	599
16.500 - 16.999	23	3,868,986.21	1.64	9.688	372	84.56	592
17.000 - 17.499	2	108,898.59	0.05	10.799	359	84.62	608
17.500 - 17.999	4	1,030,335.17	0.44	8.052	357	75.52	638
19.000 - 19.499	2	428,336.40	0.18	9.171	358	72.15	585
19.500 - 19.999	1	404,600.00	0.17	9.500	358	61.36	518
20.000 - 20.499	1	238,412.31	0.10	10.490	357	77.00	552
Total	1,199	$235,280,843.19	100.00%	8.159%	373	81.14%	608

The weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 14.297%.

Initial Rate Caps —Adjustable Rate Mortgage Loans

Initial Rate Cap (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
1.000	1	$182,578.77	0.08%	9.750%	358	79.46%	509
1.500	37	9,109,473.14	3.87	8.156	357	80.12	620
2.000	50	8,921,427.07	3.79	8.797	391	80.41	599
3.000	1,111	217,067,364.21	92.26	8.132	373	81.21	608
Total	1,199	$235,280,843.19	100.00%	8.159%	373	81.14%	608

The weighted average Initial Rate Cap of the Adjustable Rate Mortgage Loans is approximately 2.902%.

Periodic Rate Caps —Adjustable Rate Mortgage Loans

Periodic Rate Cap (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratios	Weighted Average FICO Score
1.000	498	$108,477,025.62	46.11%	7.950%	380	76.88%	601
1.500	623	114,620,750.23	48.72	8.306	368	85.19	614
2.000	78	12,183,067.34	5.18	8.638	358	80.98	610
Total	1,199	$235,280,843.19	100.00%	8.159%	373	81.14%	608

The weighted average Periodic Rate Cap of the Adjustable Rate Mortgage Loans is approximately 1.295%.

F R I E D M A N    B I L L I N G S    R A M S E Y